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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934



                          CHROMAVISION MEDICAL SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)



                 Delaware                              75-2649072
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

         33171 Paseo Cerveza
    San Juan Capistrano, California                       92675
(Address of principal executive offices)                (Zip Code)


          Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered


          None                                        Not Applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     Subscription Rights

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Item 1.  Description of Registrant's Securities to be Registered

    The Registrant is registering 7,360,000 shares of common stock, par value $.01 per share (the "Common Stock"), and rights (the "Rights") to subscribe for 6,400,000 shares of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-26129) that was filed with the Securities and Exchange Commission on April 29, 1997, as amended (the "Registration Statement"). Reference is made to the sections entitled "The Offering" and "Description of Capital Stock" in the preliminary prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.  Exhibits
         --------

         a. Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

         b. By-laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

         c.   Specimen certificate representing the Common Stock. #

         d.   Specimen certificate representing the Rights. #
         ---------------------
         #  To be filed by amendment.


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                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     CHROMAVISION MEDICAL SYSTEMS, INC.


                                     By:  /s/ Douglas S. Harrington, M.D.
                                         --------------------------------
                                              Douglas S. Harrington, M.D.

Date:  June 10, 1997